Exhibit 99
PRESS ANNOUNCEMENT REVERSE SPLIT

Gary V. Heesch, CEO
Wasatch Pharmaceutical, Inc.
801) 272-1709


FOR IMMEDIATE RELEASE:  September 11, 2001

WASATCH PHARMACEUTICAL, INC. ANNOUNCES
A 50 TO 1 REVERSE STOCK SPLIT AND NEW TRADING SYMBOL "WSCH"


MURRAY, Utah -- (September 11, 2001) - (OTC BB: WSPH) - Wasatch Pharmaceutical, Inc. CEO Gary Heesch announced a 50 to 1 reverse split on all existing shares effective today. Excluded from the reverse are all outstanding warrants which may be converted to free trading shares under the terms of a registration as furnished to each warrant holder.

Why the reverse split? Mr. Heesch stated, "The reverse split was necessary to insure the longevity of eighteen years of research and development,

     -    to develop future compensation for our shareholders,

     -    to  correct  our   gullibility  in   contracting   for  services  with
          consultants who did not perform,

     -    to make Wasatch more attractive to future investors,

     - to meet the demands of a management team that will insure the future success of Wasatch, and

     - to prepare Wasatch for eligibility for listing on NASDAQ in the coming year."

How will Wasatch achieve these goals? According to Mr. Heesch, "Over the last year we have sent clear signals to our shareholders and the public at large that we were making dramatic strides in reaching our goals to become a leader in the marketing of our skin care products throughout the world."

"In spite of information to the contrary, we have succeeded beyond our wildest dreams in the past year and the coming year will only be more exciting. These achievements have been outlined in numerous press releases with the hope that our shareholders would feel secure in their investment."

"The press releases have provided our shareholders with information concerning a management team with impeccable records of success as Vice Presidents with Oracle, Warner Lambert and Director of Sales and Marketing with Bausch and Lomb."

"We have released information concerning:

     -    our move to new corporate offices,

     - the relocation of our medical clinic to a beautiful new facility that serves as our prototype for new clinics throughout the United States,

     - the establishment of a state of the art Distribution Center that is filled with inventory and ready to ship products throughout the world."

"There have been press releases explaining a new usage patent consisting of five claims for skin disorders that are in addition to our current products for some of the more serious skin diseases known throughout the world. To insure the success of all products, our marketing team has contracts in place and alliances that have been announced and others that will be made known in the coming days."

"In preparation for restructuring, and our determination to be listed as a NASDAQ company, we have taken steps to be listed on the Berlin Exchange and the Frankfurt Exchange in Germany where Wasatch will be exposed to Germany, Austria and other European countries."

"To compliment our exposure as a public company in Germany, we have also taken steps to have Wasatch stock made available to selected Chinese markets through a Canadian relationship that will translate information on Wasatch into Chinese so they may become a strategic partner in our success."

"We know there are those who do not like reverses in stock, but would like it less if we did not survive and meet our responsibilities to every shareholder. We cannot foresee any circumstances that would ever require us to do a reverse in the future. To the contrary, we do foresee a time, with a little luck and a lot of hard work, where there will be forward splits in the stock."

For additional information about Wasatch Pharmaceutical, please review our websites: www.wasatchpharm.com and www.restoremyskin.com.

There may be forward-looking statements in this release. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's products, increased levels of competition, new products introduced by competitors, changes in the rates of subscriber acquisition and retention, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.


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